EXHIBIT 10.1

[***] Certain schedules and exhibits to this exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.

LEASE AMENDMENT AGREEMENT No 1 dated effective April 1, 2023

BETWEEN: NEOMED INSTITUTE, duly incorporated under Canada Not-for-profit Corporations Act, having received its certificate of incorporation on November 16, 2012, with its head office at 7171, Frederick-Banting, City of Montreal, judicial district of Montreal, Province of Quebec, H4S 1Z9, herein acting and represented by Matthew Carlyle, CFO, NEOMED Institute, duly authorized for the purposes hereof.

Hereinafter referred to as the "LESSOR"

AND: REPARE THERAPEUTICS INC., Business Corporations Act (Québec), with its head office at 7210, Frederick-Banting, Suite #100, in the City of Montreal, judicial district of Montreal, Province of Quebec, Canada H4S 2A1 herein acting and represented by Christopher Kendall, VP Finance and FP&A, duly authorized for the purposes hereof;

Hereinafter referred to as the "LESSEE"

Hereinafter collectively referred to as the "PARTIES"

WHEREAS the Lessor and the Lessee entered into the certain Lease Agreement dated January 1st, 2023 (the "Lease"), the Parties wish to modify the Lease with this Lease Amendment Agreement, addressing the additional requested premises.

WHEREAS the Parties wish to modify the Lease with this Amendment (the “Amendment No 1”), addressing the addition of room #2238.

NOW, THEREFORE in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follow:

1.
Rent

Section 3.1.7 of the Lease is hereby modified by including the following:

For the First (1st) and Second (2nd) years of the Term, commencing April 1st, 2023 and terminating on December 31st, 2024, a Base Rent at the rate of twenty-five Dollars ($25.00) per square foot for room #2238 per annum, being a sum of two hundred and eight Dollars and thirty-three Cents ($208.33) per month, plus applicable taxes in accordance with Section 3.7 herein, payable in advance, without deduction or abatement, by way of equal and consecutive monthly instalments on the first day of each month;

Section 3.1.8 of the Lease is hereby modified by including the following:

For the Third (3rd) year of the Term, commencing January 1st, 2025 and terminating on August 31st, 2025, a Base Rent at the rate of twenty-five Dollars and seventy-five Cents ($25.75) per square foot for room #2238 per annum, being a sum of two hundred and fourteen Dollars and fifty-eight Cents ($214.58) per month, plus applicable taxes in accordance with Section 3.7 herein, payable in advance, without deduction or abatement, by way of equal and consecutive monthly instalments on the first day of each month;

Section 3.3 of the Lease is hereby modified by including the following:

The Additional Rent for the First (1st), Second (2nd) & Third (3rd) years of the Term is currently estimated at thirty-eight Dollars and nineteen Cents ($38.19) per square foot for rooms #2238, including the management fee equal to Fifteen percent (15%) of the applicable annual Base Rent.

2.
Plan of the leased premises

Schedule B (Plan of the leased premises) is hereby repealed and replaced as follows: [***]

3.
Square footage of leased premises

Schedule F (Square Footage of Leased Premises) is hereby repealed and replaced as follows: [***]

IN WITNESS WHEREOF THE PARTIES HAVE SIGNED THIS AMENDMENT EFFECTIVE AS OF THE EFFECTIVE DATE ABOVE AND BINDING ON THE PARTIES.

IN THE PRESENCE OF:

LESSOR:	NEOMED INSTITUTE

7171, Frederick Banting
Montreal (Quebec)
H4S 1Z9
/s/ Matthew Carlyle
Matthew Carlyle, CFO

LESSEE:	REPARE THERAPEUTICS INC.

7210, Frederick-Banting, suite #100
Montreal (Quebec)
H4S 2A1
/s/ Christopher Kendall
Christopher Kendall, VP Finance & FP&A